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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-50185 of Service Merchandise Company, Inc. on Form S-8 of our report dated June 8, 1999, appearing in the Annual Report on Form 11-K of the Service Merchandise Company, Inc. Savings and Investment Plan for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP


Nashville, Tennessee
June 29, 1999